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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                       Date of Report:  November 18, 1995





                         WESTERN MICRO TECHNOLOGY, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          California                 0-11560               94-2414428
 ----------------------------      -----------       ----------------------
 (State or Other Jurisdiction      (Commission          (I.R.S. Employer
      of Incorporation)            File Number)      Identification Number)



         254 East Hacienda, Campbell, CA                 95008
     ---------------------------------------           ----------
     (Address of principal executive offices)          (Zip Code)



                                 (408) 379-0177
                            ------------------------
                         (Registrant's telephone number,
                              including area code)
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Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

          On November 18, 1995, Registrant acquired all of the outstanding stock of International Parts, Inc., a Texas corporation ("IPI"), pursuant to the terms of an Agreement and Plan of Reorganization dated as of the same date (the "Purchase Agreement"). IPI is a Managing Industry Remarketer for IBM's RS/6000 and is also a leading distributor for AT&T GIS. The consideration paid by the Registrant, valued at $1.67 million, consisted of 300,000 shares of its Common Stock. The number of shares of Common Stock issued was based on an average of the closing prices of Common Stock of the Registrant for the ten trading days preceding the second day before Closing. IPI's assets consisted of inventory and accounts receivable and its liabilities consisted of related trade accounts payable.

          Of the shares issued at Closing, 30,000 shares have been placed in escrow as security for the collection of the accounts receivable, sale of the inventory and certain indemnity obligations IPI owes to the Registrant.

          In addition, the IPI shareholders shall receive an earn-out payment equal to thirty percent (30%) of the gross profit dollars (calculated in accordance with generally accepted accounting principles) generated in excess of the actual gross profit dollars on sales for the year ended December 31, 1995 on sales by certain designated IPI sales staff and to certain designated IPI customers in the years ended December 31, 1996 and 1997. Earn-out amounts will be paid quarterly in Western Micro Common Stock, forty-five (45) days after the end of each calendar quarter. The value of the Western Micro Common Stock will be calculated based on the simple average of the closing prices of Western Micro Common Stock in the ten (10) trading days preceding the payment date. The aggregate amount of all Shares issued to the IPI shareholders in connection with the earn-out shall not exceed the amount of Western Micro Common Stock issued to the IPI Shareholders at Closing (including the escrowed shares) in exchange for the IPI Common Stock.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Financial statements of business acquired.

               Financial statements required by this Item 7(a) will be filed as soon as practicable, and not later than February 1, 1996.

          (b)  Pro forma financial information.

               Pro forma financial statements required by this Item 7(b) will be filed as soon as practicable, and not later than February 1, 1996.

          (c)   Exhibits.

                                       -2-

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               2.1  Agreement and Plan of Reorganization dated November 18, 1995 between Western Micro Technology, Inc. and International Parts, Inc. Schedules to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  December 4, 1995

                            WESTERN MICRO TECHNOLOGY, INC.



                            By      /s/ James W. Dorst
                               ------------------------------
                                      James W. Dorst
                                 Chief Financial Officer

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                                 EXHIBIT INDEX
                                 -------------


 Exhibit No.                    Description
 -----------                    -----------

     2.1 Agreement and Plan of Reorganization dated November 18, 1995 between Western Micro Technology, Inc. and International Parts, Inc. Schedules to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.